Exhibit 10.4
HARD ROCK HOTEL HOLDINGS, LLC
CLASS C PROFITS INTEREST AGREEMENT
THIS CLASS C PROFITS INTEREST AGREEMENT (this “Agreement”) is made and entered into as of                       _____, 2008 (the “Effective Date”), by and between Hard Rock Hotel Holdings, LLC, a Delaware limited liability company (the “Company”), and                                          (“Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan and the LLC Agreement (each as defined below), as applicable.
THE PARTIES HERETO AGREE AS FOLLOWS:
1. Issuance of Award. In consideration of Participant’s agreement to provide services to or for the benefit of the Company and its Subsidiaries, effective as of the Effective Date, the Company hereby (a) issues to Participant an Award which represents                      Class C Units of the Company (the “Award”), and (b) if not already a Member, admits Participant as a Member of the Company, in consideration of Participant’s agreement to provide services to the Company and its Subsidiaries on the terms and conditions set forth herein, in the Hard Rock Hotel Holdings, LLC 2008 Profits Interest Award Plan (as amended, modified or supplemented from time to time, the “Plan”) and in the Second Amended and Restated Limited Liability Company Agreement of Hard Rock Hotel Holdings, LLC, dated as of May 30, 2008, as amended on August 1, 2008, and as further amended, modified or supplemented from time to time (the “LLC Agreement”), and upon execution of a Form of Joinder to the LLC Agreement, in the form attached hereto as Exhibit B. The Company and Participant acknowledge and agree that the Class C Units are hereby issued to Participant for the performance of services to or for the benefit of the Company and its Subsidiaries in his or her capacity as a Member or in anticipation of Participant becoming a Member. Participant acknowledges that the Company from time to time may issue or cancel (or otherwise modify) Class C Units in accordance with the terms of the Plan or LLC Agreement. Participant further acknowledges that this agreement and the LLC Agreement substantially restrict the Transfer of Class C Units, and provide for drag along rights, cancellation provisions and other provisions that impact ownership of the Class C Units.
2. Vesting, Termination of Employment, and Repurchase Right.
2.1 Vesting.
Subject to Section 2.2 and 2.3 below, the Award shall vest as follows:
(a) In the event that the Expansion Project is completed on or prior to December 31, 2009 in accordance with the Approved Development Budget at a cost at or below the Approved Development Budget Target for the Expansion Project, 50% of the Class C Units covered by the Award shall vest on the date of completion of the Expansion Project. In the event that the Expansion Project is not completed on or prior to December 31, 2009 in accordance with the Approved Development Budget at a cost at or below the Approved Development Budget Target for the Expansion Project, 50% of the Class C Units covered by the Award (and the proportionate amount of Participant’s Capital Account balance attributable to such Class C Units) shall automatically and without further action be cancelled and forfeited as of the earlier of the date of completion of the Expansion Project or December 31, 2009, and Participant shall have no further right or interest in or with respect to such Class C Units (or such proportionate amount of Participant’s Capital Account balance).

(b) In the event that the Expansion Project is completed on or prior to June 30, 2010 in accordance with the Approved Development Budget at a cost at or below the Approved Development Budget Target for the Expansion Project, 50% of the Class C Units covered by the Award shall vest on the date of completion of the Expansion Project. In the event that the Expansion Project is not completed on or prior to June 30, 2010 in accordance with the Approved Development Budget at a cost at or below the Approved Development Budget Target for the Expansion Project, 50% of the Class C Units covered by the Award (and the proportionate amount of Participant’s Capital Account balance attributable to such Class C Units) shall automatically and without further action be cancelled and forfeited as of such date, and Participant shall have no further right or interest in or with respect to such Class C Units (or such proportionate amount of Participant’s Capital Account balance).
(c) All determinations and interpretations relating to the vesting of the Class C Units (including, without limitation, determinations and interpretations with respect to whether and when the Expansion Project has been completed and whether the Expansion Project was completed at a cost at or below the Approved Development Budget Target in accordance with the Approved Development Budget) shall be made by the Committee, and all determinations and interpretations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons.
(d) Vesting Upon Sale of the Company. In the event that a Sale of the Company occurs prior to December 31, 2010 and Participant remains an Employee until the closing date of the Sale of the Company, 100% of the remaining outstanding unvested Class C Units covered by the Award (not cancelled or forfeited prior to such date) shall vest immediately prior to the Sale of the Company.
2.2 Effect of Termination of Service on Unvested Units.
In the event of Participant’s Termination of Employment for any reason, the Award and all Class C Units, to the extent not vested as of the date of termination (the “Termination Date”) (and the proportionate amount of Participant’s Capital Account balance attributable to such Class C Units), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such unvested Class C Units (or such proportionate amount of Participant’s Capital Account balance). No portion of the Award and no Class C Units which are unvested as of Participant’s Termination of Employment shall thereafter become vested.

For purposes of this Agreement, “Cause” shall mean, with respect to any Participant: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or its Affiliates (including the Morgans Parties) or any other breach of a written agreement between the Participant and the Company or its Affiliates (including the Morgans Parties), including without limitation a breach of any employment or confidentiality agreement; (ii) the Participant’s commission of a felony or commission of any other crime involving dishonesty under the laws of the United States or any state thereof; (iii) the Participant’s gross negligence or willful misconduct or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, misappropriation or dishonesty committed by the Participant against the Company or its Affiliates (including the Morgans Parties); (v) any acts, omissions or statements by the Participant which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company or its Affiliates (including the Morgans Parties); (vi) any acts, omissions, or statements by a Participant which result in the Participant or the Company or its Affiliates (including the Morgans Parties) having been found unsuitable or denied or disqualified from eligibility for any license or approval by the Nevada Gaming Authorities; or (viii) any breach of the LLC Agreement or this Agreement by the Participant.
2.3 Effect of Termination of Service on Vested Class C Units.
(a) Forfeiture Upon Termination for Cause. In the event of a Termination of Employment by the Company for Cause (a “Forfeiture Termination”), the Award and all Class C Units, whether vested or unvested as of the Termination Date (and the proportionate amount of Participant’s Capital Account balance attributable to such Class C Units), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such Class C Units (or such proportionate amount of Participant’s Capital Account balance).
(b) Company’s Repurchase Right Upon Other Terminations.
(i) In the event of Participant’s Termination of Employment for any reason other than a Forfeiture Termination, the Company shall have the right, for a period equal to 180 days following the later of the Termination Date or December 31, 2010 (the later of the Termination Date or December 31, 2010, the “Repurchase Right Date”), to purchase from Participant, or Participant’s personal representative, as the case may be, any or all of the vested Class C Units then owned by Participant at a price per Class C Unit equal to the Repurchase Price (as defined below) (the “Repurchase Right”). The “Repurchase Price” shall equal the greater of (A) the per unit value of such Class C Units calculated by the Company based on the amount of Participant’s Capital Account balance attributable to such Class C Units as of the Repurchase Right Date, assuming a deemed liquidation of the Company on the Repurchase Right Date at an enterprise value of the Company equal to the excess, if any, of (x) ten (10) times the Company’s aggregate EBITDA for the four completed fiscal quarters ending on or immediately preceding the Repurchase Right Date, minus (y)  the Company’s total debt as of the Repurchase Right Date determined in accordance with GAAP applicable to the operation of hotels and with the Uniform System, or (B) the fair market value of such a Class C Unit as of the Repurchase Right Date determined by a Qualified Appraiser selected by the Company, provided that, within 10 calendar days after the Company’s delivery of a Repurchase Notice (as defined below), Participant provides written notice to the Company that Participant wishes to compel the Company to engage a Qualified Appraiser to value the Class C Units. The Company may exercise the Repurchase Right by delivering personally or by registered mail to Participant (or his or her transferee or legal representative, as the case may be), within the applicable time period specified above, a notice in writing indicating the Company’s intention to exercise the Repurchase Right and setting forth a date and manner for closing not later than thirty (30) days from the mailing of such notice (the “Repurchase Notice”). Upon payment of the foregoing consideration by the Company to Participant, the Class C Units subject to the Repurchase Right shall be cancelled by the Company without any further action of Participant.

(ii) The Repurchase Right shall terminate upon the earlier to occur of (A) a Sale of the Company, or (B) the consummation of the initial sale of common stock of the Company or its successor to the general public in a firm commitment underwriting pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.
3. Transfers.
3.1 Restrictions on Transfers of Class C Units. Subject to Section 3.2 below and except as provided in Sections 4, 5, and 6 below, Participant shall not Transfer or Encumber the Award or any Class C Units (the “Transfer Restriction”); provided, however, that such prohibition shall not apply to any Transfer of the Award or Class C Units to the Company or any Subsidiary.
3.2 Exception for Permitted Transferees. Anything to the contrary contained in this Section notwithstanding, the Transfer of the Award or any Class C Units during Participant’s lifetime to a Permitted Transferee shall be exempt from the Transfer Restriction. In such case, the Permitted Transferee shall receive and hold the Class C Units so Transferred subject to the provisions of this Section and there shall be no further Transfer of such Class C Units except in accordance with the terms of this Section. Any Transfer of the Award or Class C Units which is not made in compliance with the Plan, the LLC Agreement and this Agreement shall be null and void and of no effect, and further, such Award may be cancelled and forfeited by Participant pursuant to the LLC Agreement.
4. Drag-Along Right.
(a) Right to Cause Sale. If at any time the holders of at least an aggregate fifty-one percent Membership Interest in the Company and/or their Affiliates (collectively, the “Majority Holders”) propose to Transfer, directly or indirectly, in a single transaction or a series of related transactions more than an aggregate fifty percent Membership Interest in the Company in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Majority Holders (an “Approved Sale”), then the Majority Holders can require Participant to sell a portion of his or her Membership Interest that is represented by Class C Units equal to the proportionate share of Membership Interests being sold by the Majority Holders and all other Members in such Approved Sale (based upon the total Membership Interests held by the Majority Holders and all other Members at such time) on substantially the same terms and conditions (the “Drag-Along Right”); provided, however, that, in the event that the Morgans Parties (as defined in the LLC Agreement) then own any Membership Interests, then, as a condition to the Majority Holders’ right to require Participant to effect such sale, the Morgans Parties must be required to sell (or must have agreed to sell or otherwise waive any right to sell) a proportionate share of their Membership Interests in the Approved Sale (the “Morgans Group Drag Condition”). In the event of an Approved Sale, the Majority Holders will deliver a written notice to Participant at least twenty days before entering into a binding agreement with respect to such Approved Sale, specifying in reasonable detail the identity of the prospective transferee, the amount of Membership Interests to be Transferred by the Majority Holders, the terms and conditions of the Approved Sale and whether or not the Majority Holders are electing to exercise the Drag-Along Right (the “Approved Sale Notice”).

(b) Obligations of Participant. If the consummation of the Approved Sale would result in a Transfer of 100% of the Membership Interests in the Company, then the Majority Holders may in their sole discretion elect to cause the Company to structure the Approved Sale as a merger or consolidation or a as a sale of the Company’s assets. If such Approved Sale is structured as a merger, consolidation or a sale of assets, then Participant shall not have any dissenter’s rights, appraisal rights or similar rights in connection therewith. Participant agrees to consent to and raise no objections against an Approved Sale. In the event of the exercise by the Majority Holders of their Drag-Along Right, Participant shall take all necessary or desirable actions approved by the Majority Holders in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions necessary to provide customary representations, warranties, indemnities, covenants, conditions and other agreements relating to such Approved Sale and to otherwise effect the transaction; provided, however, that Participant shall not be required to indemnify the transferee pursuant to such agreements in an amount in excess of the gross proceeds paid to Participant in connection with the Approved Sale. Participant shall bear his or her ratable share (based on its percentage of the aggregate Membership Interests to be sold by all Members) of the out of pocket costs of the Approved Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party. Costs incurred by Members on their own behalf shall not be considered costs of the Approved Sale.
5. Tag-Along Right. If the Approved Sale Notice indicates that the Majority Holders are not exercising the Drag-Along Right, then Participant may elect to participate in the contemplated Approved Sale by delivering irrevocable written notice to the Majority Holders within fifteen days after delivery of the Approved Sale Notice; provided, however, that, in the event that the Morgans Parties then own any Membership Interests, then, as a condition to Participant’s right to participate in such sale, the Morgans Parties must have similar rights (or must have waived any such rights) to participate in the sale of a proportionate share of their Membership Interests in the Approved Sale (the “Morgans Group Tag Condition”). If Participant elects to participate in the Approved Sale, then he or she will be entitled to sell, on the same terms and conditions specified in the Approved Sale Notice, a portion of his or her Membership Interests represented by Class C Units equal to the proportionate share of Membership Interests being sold by the Majority Holders and all other Members (based upon the total Membership Interests held by the Majority Holders and all other Members at such time). The Majority Holders shall use their commercially reasonable efforts to obtain the agreement of the prospective transferee to the participation of Participant in the contemplated Approved Sale. If, within fifteen days after delivery of the Approved Sale Notice, Participant does not provide the Majority Holders irrevocable notice of its election to participate in the Approved Sale, then the Majority Holders shall be entitled to Transfer to the prospective transferee the amount of Membership Interests specified in the Approved Sale Notice on substantially the same terms and conditions specified therein.

6. Piggyback Registration Rights. In the event the Board elects to convert the Company to a C-Corporation and register any of its securities under the Securities Act pursuant to an underwritten initial public offering of the Company’s securities by the Company and/or its stockholders, the Company will give written notice (the “Registration Notice”) to Participant of its intention to effect such a registration at least ten days prior to the anticipated filing of the registration statement relating to the registration (which notice will specify the intended method of distribution of the registered shares). Upon the written request of Participant made within ten days after the receipt of the Company’s notice, which request shall specify the number of shares converted from Class C Units of Participant intended to be disposed (the “Requested Shares”), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Requested Shares according to its intended method of disposition thereof. Notwithstanding the foregoing, if the lead underwriter(s) advise the Board in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Board shall so advise Participant, and the number of shares that may be included in such underwriting shall be allocated among Participant and all other holders who have validly exercised piggyback registration rights in connection with such registration in proportion (as nearly as practicable) to the number of shares owned and requested to be registered by each such holder, including Participant. In connection with such registration, Participant shall provide customary representations, warranties, indemnities, covenants, conditions and other agreements relating to such registration to the underwriters; provided, however, that Participant shall not be required to indemnify any underwriter in an amount in excess of the total price at which Participant’s registered shares were offered to the public in connection with the registration (net of discounts and commissions paid by Participant in connection with the registration).
7. Representations, Warranties, Covenants, and Acknowledgments of Participant. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse, if applicable, that:
7.1 Investment. Participant is holding the Award for Participant’s own account, and not for the account of any other Person. Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
7.2 Relation to Company. Participant is presently an Employee and in such capacity has become personally familiar with the business of the Company.
7.3 Access to Information. Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

7.4 Registration. Participant understands that the Class C Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Class C Units cannot be transferred by Participant other than in accordance with the terms and conditions set forth in the Plan, this Agreement and the LLC Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act is available.
7.5 Public Trading. None of the Company’s Equity Securities is presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its Equity Securities.
7.6 Tax Advice. The Company has made no warranties or representations to Participant with respect to the income tax consequences of the issuance of the Class C Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the making of an election under Section 83(b) of the Code), and Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class C Units.
7.7 Accredited Investor. Participant is an “accredited investor” as that term is defined under Regulation D of the Securities Act.
8. Capital Account. Participant shall make no Capital Contribution to the Company in connection with the Award and, as a result, Participant’s Capital Account (as defined in the LLC Agreement) balance in the Company immediately after his or her receipt of the Class C Units shall be equal to zero, unless Participant was a Member in the Company prior to such issuance, in which case Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Class C Units.
9. Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.
10. Section 83(b) Election. Participant covenants that he shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of Participant’s residence) with respect to the Class C Units covered by the Award. In connection with such election, Participant and Participant’s spouse, if applicable, shall execute and deliver to the Company with this executed Agreement, a copy of the Election Pursuant to Section 83(b) of the Internal Revenue Code, substantially in the form attached hereto as Exhibit A. Participant represents that Participant has consulted any tax consultant(s) that Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. Participant acknowledges that it is Participant’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if Participant requests that the Company or any representative of the Company make such filing on Participant’s behalf. Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

11. Taxes. The Company and Participant intend that (i) the Class C Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, as clarified by Internal Revenue Service Revenue Procedure 2001-43, (ii) the issuance of such interests not be a taxable event to the Company or Participant as provided in such Revenue Procedure, and (iii) the LLC Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Class C Units, the Company will cause the Gross Asset Value (as defined in the LLC Agreement) of all Company assets to be adjusted to equal their respective gross fair market values, and make the resulting adjustments to the Capital Accounts of the Members, in each case as set forth in the LLC Agreement. The Company may withhold from Participant’s wages, or require Participant to pay to the Company, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Class C Units.
12. Non-Competition, Non-Solicitation, and Confidentiality.
12.1 In consideration of and in connection with the grant of the Award to Participant, Participant agrees that
(a) During the period of Participant’s employment with the Company, Participant shall not, directly or indirectly, own, manage, join, control, operate, consult with, render services for, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or in any other manner engage in any business which, directly or indirectly, competes with, or in any way interferes with, the hotel casino business of the Company or any of its Affiliates, including the Morgans Parties (including without limitation, the hotel casino’s nightclub business, restaurant business, and other businesses), in any part of the Restricted Territory (any such activity, “Competitive Activity”); and
(b) In the event of termination of Participant’s employment with the Company (i) for Cause at any time, or (ii) by Participant without Good Reason during the Covered Period (but excluding any Termination of Employment upon the expiration of the Covered Period if Participant elects to terminate Participant’s employment as of the expiration of the Covered Period by notifying the Company, in writing, of such election not less than 90 days prior to the last day of the Covered Period then in effect), Participant shall not, during the Non-Compete Period (as defined below), directly or indirectly engage in Competitive Activity;
provided, however, that nothing in Section 12.1(a) or (b) shall restrict Participant from any such activities undertaken for the benefit of the Morgans Parties or their Affiliates to the extent such activities do not contravene the provisions of the Property Management Agreement.

(c) For purposes of this Agreement, (i) “Covered Period” shall mean the period commencing on the Effective Date and terminating on December 31, 2010; provided, however, that the Covered Period shall automatically be extended for one additional year on December 31, 2010 and on each subsequent anniversary thereof, unless either Participant or the Company elects to terminate Participant’s employment as of the expiration of the Covered Period then in effect by notifying the other party, in writing, of such election not less than 90 days prior to the last day of the Covered Period then in effect, (ii) “Non-Compete Period” shall mean the greater of (A) the 12 month period immediately following the Termination Date, or (B) the period during which Participant is entitled to receive severance payments or benefits from the Company or any of the Morgans Parties (or, if severance is paid in a lump-sum, the period of time that would be covered by such severance had it been paid in the form of salary continuation), provided, however, that the Company may, in its discretion, elect to extend such period to no later than the two year anniversary of the Termination Date by providing at least 60 days advance notice to Participant (or, in the event of a Termination of Employment by Participant, notice within 10 days after Participant notifies the Company of such termination) that it wishes to extend the Non-Compete Period, in which case the Company shall pay Participant not to engage in Competitive Activity during such extended period at a rate equal to no less than Participant’s base salary and bonus (as in effect as of the Termination Date) for such extended period, and (iii) “Restricted Territory” shall mean the greater Las Vegas metropolitan area and any territory within a 25 mile radius thereof. Notwithstanding the foregoing, nothing herein shall prohibit Participant from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no active participation in the business of such corporation. Participant understands that the foregoing restrictions may limit his or her ability to earn a livelihood in a business similar to the business of the Company, but Participant nevertheless believes that he has received and will receive sufficient consideration and other benefits as an Employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given Participant’s education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living.
12.2 During the period of Participant’s employment with the Company and for a period of 12 months thereafter, Participant shall not, directly or indirectly, (i) induce or attempt to induce any employee of the Company to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation, or in any way interfere with the relationship between the Company, on the one hand, and any employee thereof, on the other hand, (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or (iii) in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company, on the other hand; provided, however, that with respect to the Company’s customers, the foregoing provisions of this Section 12.2 shall not restrict Participant from any such activities undertaken for the benefit of the Morgans Parties or their Affiliates to the extent such activities do not contravene the provisions of the Property Management Agreement.
12.3 As a condition to the grant of the Award, Participant agrees to execute the Company’s standard employee non-disclosure, assignment of inventions, and confidentiality agreement in a form prescribed by the Company.

13. Remedies. Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Participant acknowledges that a breach by him or her of any of the covenants or restrictions contained or referenced herein will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Participant agrees that if he or she breaches or attempts to breach any such covenants or restrictions, the Award may be cancelled and forfeited by Participant pursuant to the LLC Agreement, and/or the Company shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity, as may be available to the Company), without posting bond or other security. Participant will not assert as a defense that there is an adequate remedy at law.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any otherwise governing principles of conflicts of law, except that the laws of the State of Nevada shall be so applied to Section 12 of this Agreement.
15. Notice of Restrictions. Participant is hereby notified and acknowledges that:
(a) The offering and sale of the Class C Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Securities Act.
(b) The Class C Units are subject to forfeiture, a right of repurchase and to transferability and other restrictions as set forth in this Agreement and the LLC Agreement, in each case, as may be amended, supplemented or modified from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.
16. Code Section 409A. Neither the Award nor the Class C Units are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”), and, provided that Section 409A of the Code, Treasury Regulations and related Department of Treasury guidance do not require otherwise, the Company shall not treat the Award or the Class C Units as nonqualified deferred compensation. However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Award or the Class C Units may be subject to Section 409A, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate either for the Award and the Class C Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
17. Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.
18. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. This Agreement may not be assigned by Participant without the consent of the Company in its sole discretion.

19. Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the LLC Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Notwithstanding the foregoing, the Committee shall have the right to amend this Agreement in accordance with Section 6.3(b) of the Plan without the consent of Participant or to the extent that such amendment does not materially adversely impair the rights of Participant hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
20. Third Party Beneficiary. The parties hereto expressly intend that (i) with respect to Sections 4, 5, and 12, the Majority Holders, and (ii) with respect to Section 12 and the Morgans Group Drag Condition set forth in Section 4, the Morgans Parties, be intended third party beneficiaries and shall have standing to enforce such provisions hereof as if they were a party hereto. Notwithstanding any provision of this Agreement to the contrary, Sections 4, 5, and 12 shall not be amended without the express prior written consent of the Majority Holders, and Section 12 and the Morgans Group Drag Condition set forth in Section 4 shall not be amended without the express prior written consent of the Morgans Parties. Notwithstanding the foregoing, at such time as the Majority Holders or the Morgans Parties cease to own any Membership Interest, the third party beneficiary rights, enforcement rights and consent rights under this Section 20 of the Majority Holders or the Morgans Parties, respectively, shall automatically terminate and be of no further force or effect.
21. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.
22. Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Hard Rock Hotel Holdings, LLC, a Delaware limited liability company
By:
Name:
Title:
Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Participant:

(Sign Name)

(Print Name)
PROFITS INTEREST AGREEMENT

EXHIBIT A

ELECTION PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE TO INCLUDE IN GROSS
INCOME THE EXCESS OVER THE PURCHASE PRICE,
IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED
IN CONNECTION WITH SERVICES
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the 2008 taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1. The undersigned’s name, address and taxpayer identification (social security) number are:

Name:

Address:

Social Security #:

The undersigned’s spouse’s name, address and taxpayer identification (social security) number are (complete if applicable):

Name:

Address:

Social Security #:

2. The property with respect to which the election is made consists of                      Class C Units (the “Award”) of Hard Rock Hotel Holdings, LLC, a Delaware limited liability company (the “Company”), representing an interest in the future profits, losses and distributions of the Company.
3. The date on which the above property was transferred to the undersigned was                                         , 2008, and the taxable year to which this election relates is 2008.
4. The above property is subject to the following restrictions: (a) forfeiture and/or a right of repurchase by the Company if the undersigned ceases to be an employee of, or consultant to, the Company, and (b) certain other restrictions pursuant to the Class C Profits Interest Agreement evidencing the Award and the Second Amended and Restated Limited Liability Company Agreement of Hard Rock Hotel Holdings, LLC, dated as of May 30, 2008, as amended on August 1, 2008, and as further amended, modified or supplemented from time to time, should the undersigned wish to transfer the Award (in whole or in part).

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5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $0.
6. The amount paid for the above property by the undersigned was $0.
7. A copy of this election has been furnished to the Company, and the original will be filed with the income tax return of the undersigned to which this election relates.

Date: , 2008

Participant

Date: , 2008

Participant’s Spouse

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EXHIBIT B

FORM OF JOINDER
The undersigned is executing and delivering this Joinder Agreement pursuant to the Second Amended and Restated Limited Liability Company Agreement of Hard Rock Hotel Holdings, LLC (the “Company”), dated as of May 30, 2008, as amended on August 1, 2008, and as further amended, modified or supplemented from time to time (the “LLC Agreement”).
By executing this Joinder Agreement and delivering it to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the LLC Agreement in the same manner as if the undersigned were an original signatory to such agreement, and all of the undersigned’s Class C Units of the Company shall be subject to the terms and conditions of the LLC Agreement.
By executing this Joinder Agreement and delivering it to the Company, the undersigned hereby represents and warrants that he or she is (you must check one of the following boxes): ☐ not married; OR ☐ married and is concurrently herewith delivering a completed and signed Consent By Spouse to the Company.
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                                         , 2008.
Participant:

(Sign Name)

(Print Name)

ACKNOWLEDGED & ACCEPTED: HARD ROCK HOLDINGS, LLC

By
Name:
Its:

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CONSENT BY SPOUSE
I acknowledge that I have read the Class C Profits Interest Agreement (as amended, modified or supplemented from time to time, the “Agreement”), by and between Hard Rock Hotel Holdings, LLC (the “Company”), and my spouse,                                          and the Hard Rock Hotel Holdings, LLC 2008 Profit Interest Award Plan (as amended, modified or supplemented from time to time, the “Plan”), and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her Class C Units of the Company (the “Award”) hereunder under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of this Agreement and any action hereafter taken by my spouse thereunder with respect to his or her Award, and I agree to be bound thereby.
I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Award set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the Fair Market Value (as defined in the Plan) of the Award; multiplied by (ii) my percentage of ownership in such interest.
This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

Dated:

Participant’s Spouse:

(Sign Name)

(Print Name)

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